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                                                                     EXHIBIT 3.5

             THIRD AMENDED AND RESTATED CERTIFICATE OF DESIGNATION
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          WHEREAS, the Board of Directors of this Corporation has previously authorized the issuance of Series B Preferred Stock and has filed a Certificate of Designation relating thereto with the Secretary of State of Nevada on December 14, 1994, which Certificate of Designation this Corporation has, by filing appropriate certificates, amended and restated on December 16, 1994 and on December 30, 1994, and corrected on January 3, 1995;


          WHEREAS, no shares of such Series B Preferred Stock have been issued;


          WHEREAS, the Board of Directors of this Corporation has filed a Certificate of Designation with the Secretary of State of Nevada on January 3, 1996 intending such Certificate to supersede, amend and restate all Certificates filed by this Corporation with respect to the Series B Preferred Stock. However, the Certificate filed on January 3, 1996 did not set forth such intentions;


          WHEREAS, the Board of Directors of this Corporation hereby determines that it is in the best interests of this Corporation that this Third Amended and Restated Certificate of Designation completely supersede, amend and restate all of the aforementioned Certificates with respect to the Series B Preferred Stock as follows:


          WHEREAS, the Articles of Incorporation of this Corporation, as amended, authorize this Corporation to issue 50,000,000 shares of preferred stock, par value $.001 per share;
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          WHEREAS, the Articles of Incorporation of this Corporation, as amended, authorize the Board of Directors of this Corporation to determine the designations, powers, preferences, rights and limitations of such preferred stock, including the rights, if any, of the holders thereof with respect to voting, dividends, redemption, liquidation and conversion;


          WHEREAS, the Board of Directors of this Corporation has previously authorized the issuance of Series A Preferred Stock of this Corporation;


          WHEREAS, the Board of Directors hereby determines that it is in the best interests of this Corporation to designate 6,800 shares of Series B Preferred Stock upon the following terms and conditions:


          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the powers, preferences, rights and limitations relating to, said Series B Preferred Stock, as follows:


          1.   Designation and Number of Shares. The designation of such series
               --------------------------------
of Preferred Stock is Series B Preferred Stock and the number of shares of such series is 6,800.


          2.    Dividend Rights. Each of the shares of the Series B Preferred
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Stock, on an "as-converted" and pro-rata basis, shall participate with the shares of the Common Stock of this Corporation in any dividends paid by this Corporation thereon.


          3.   Rights of Liquidation. Upon any voluntary or involuntary
               ---------------------
liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred Stock shall

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be entitled, before any distribution of assets shall be made to the holders of
Common Stock or any other shares of the Corporation ranking junior to Series B Preferred Stock, to receive an amount equal to $500 per share of Series B Preferred Stock so held. After the full preferential liquidation amount has been paid to, or determined or set apart for, the holders of Series B Preferred Stock, the remaining assets shall be paid to the holders of all classes of Common Stock and other shares of the Corporation ranking junior to Series B Preferred Stock. In the event the assets of the Corporation, after being valued at the highest value permitted by law, are insufficient to pay the full preferential liquidation amount required to be paid to the holders of Series B Preferred Stock, the entire remaining assets shall be paid to the holders of Series B Preferred Stock on a pro-rate basis, and the holders of Common Stock and any other shares of the Corporation ranking junior to Series B Preferred Stock shall receive nothing. Neither the merger, consolidation or reorganization of the Corporation nor the sale, lease or conveyance of all or substantially all of the Corporation's assets shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this section. However, the Company shall notify the holders of the Series B Preferred Stock as to any such merger, consolidation or reorganization.


          4.   Rights Upon Reorganizations, Mergers; Consolidations or Sale of
               ---------------------------------------------------------------
Assets.  If at any time there shall be a capital reorganization of the
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Corporation's Common Stock (other than a stock dividend, combination or split provided for herein) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person or entity, then, as part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which the holders of the Common Stock deliverable upon conversion of the Series B Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series B Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this Section 4 (including adjustment of the "Conversion Rate", defined below, then in effect and number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

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          5.   Voting Rights.
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               (a)  Holders of Series B Preferred Stock will to the extent permitted by law be entitled to vote on matters submitted to a vote of shareholders of the Corporation as if the Series B Preferred Stock were converted into shares of Common Stock pursuant to the other provisions hereof on the record date for determining who is so entitled to receive notice of and vote upon any such matter, or, if no record was taken, the date as of which holders of Common Stock entitled to vote was determined. Notwithstanding the foregoing, each share of Series B Preferred Stock will be deemed convertible into 100 shares of Common Stock solely for purposes of determining voting rights until such share has been converted as provided below.


               (b) So long as any of the shares of Series B Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least fifty percent (50%) of the shares of Series B Preferred Stock (the holders of such shares voting or consenting separately as a class) at the time outstanding, given in person or by proxy, either in writing or by a resolution adopted at a meeting called for the purpose of amending, altering or repealing any of the provisions of the Corporation's Articles of Incorporation, By-laws or the resolution providing for the issuance of such shares, pass any stockholder resolution, including such action effected by merger or similar transaction in which the Corporation is the surviving corporation, if such amendment or resolution would affect adversely the preferences, special rights or powers of the shares of Series B Preferred Stock.


          6.   Redemption Rights.
               -----------------


               (a) At the individual option of each holder of shares of Series B Preferred Stock, the Corporation shall redeem the number of shares of Series B Preferred Stock held by such holder that is specified in a request for redemption delivered to the Corporation by the holder on or prior to fifteen
(15) days from the date that the Corporation notifies such holder of its intent to file a registration statement (the "Optional Registration Statement") with the Securities and Exchange Commission (the "Commission") for a public offering by the Corporation of the Common Stock of the Corporation with respect to which the applicable

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registration statement designates that all or a portion of the proceeds thereof will be used to redeem the Series B Preferred Stock. The Corporation shall redeem such shares out of the proceeds of such public offering by paying in cash therefor $500 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) less the holder's pro rata share of the underwriter's commission for the sale in the public offering of that number of shares of Common Stock necessary to redeem the Series B Preferred Stock.


               (b)  Application of Funds; Payment.  If, on that date that is
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twenty-one (21) business days after the date of closing of any public offering of the Corporation the net proceeds of which are designated to be used to redeem the Series B Preferred Stock (the "Redemption Date"), the funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds, for the pro rata benefit of the holders of the shares of Series B Preferred Stock so called for redemption, then notwithstanding that any certificate for the shares of Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation by the Redemption Date, the shares represented thereby shall no longer be deemed outstanding, the right to receive any dividends thereon shall cease to accumulate from the Redemption Date, and all rights of the holders of the shares so called for redemption shall forthwith, after the Redemption Date, cease and terminate, excepting only the right of the holder thereof to receive the redemption price therefor, but without interest, upon surrender of the certificate or certificates evidencing such shares as provided in the notice of redemption. Any funds so set aside by the Corporation and unclaimed at the end of two (2) years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion, the holders of such shares of Series B Preferred Stock so called for redemption shall look solely to the Corporation for payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the party entitled to such funds. Notwithstanding the foregoing, if such funds become available or are paid to a public official pursuant to any abandoned property, escheat or similar law, the Corporation shall have no further obligation with respect to such funds or payment of the redemption proceeds to any former holder of such shares.


          7.   Conversion.  The shares of Series B Preferred Stock shall be
               ----------
convertible into the Common Stock of the

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Corporation, on and subject to the following terms and conditions:


               (a) The conversion rights set forth herein shall apply only as follows:


                    (i) To the extent that a holder does not elect to redeem the shares of Series B Preferred Stock as provided in Section 6 above, the remaining Series B Preferred Stock shall be automatically converted, on the same date that the redemption price is paid to the redeeming holders, into one hundred (100) shares of Common Stock (as adjusted for any stock dividends, combinations or splits);


                    (ii) If, by that date which is two (2) years after the date on which the shares of the Series B Preferred Stock are distributed to the holders (the "Two Year Date"), such holders have not been able to redeem their shares because Purchaser has not made a public offering, the net proceeds of which are designated to be used to redeem the Sunbase Preferred Shares, the holder's shares shall automatically convert into shares of the Common Stock of Purchaser as follows: On the first business day following the Two Year Date, each share shall automatically be converted into that number of shares of Common Stock of Purchaser that equals $500 divided by the lesser of (a) $5.00 ("Conversion Share Amount") or (b) the average closing price of the Common Stock of the Purchaser (subject to adjustment for stock dividends, combinations or splits). As used herein, the average closing price shall be computed by taking the then most recent 60 consecutive trading days where Purchaser's Common Stock has traded at a minimum volume of 2,000 shares per day for 45 of those 60 trading days.


               (b) In order to convert the shares of Series B Preferred Stock into shares of Common Stock, the holder thereof shall surrender at any office of the Corporation the certificate or certificates therefore, duly endorsed or assigned to the Corporation or in blank.


     Shares of Series B Preferred Stock shall be deemed to have been converted as provided herein notwithstanding the failure of any holder to surrender such holder's certificates, and the person or persons entitled to receive Common Stock issuable upon the effective date of such conversion

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shall be treated for all purposes as the record holder or holders of such Common
Stock at such time. As promptly as practicable on or after the effective date of conversion, the Corporation shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.


               (c) In case the outstanding shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares of Common Stock, then the rates of conversion set forth in subsections (a)(i) and (a)(ii) above (collectively, the "Conversion Rate") shall be adjusted as follows: (i) with regard to a conversion under subsection (a)(i) above, the number of shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock shall be proportionately increased in the event the shares of Common Stock are subdivided and proportionately decreased in the event the shares of Common Stock are combined; and (ii) with regard to a conversion under subsection
(a)(ii) above, the Conversion Share Amount shall be proportionately decreased in the event the shares of Common Stock are subdivided and proportionately increased in the event the shares of Common Stock are combined. Any adjustment to the Conversion Rate shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.


               (d)  Whenever the Conversion Rate is adjusted as herein provided:


                    (i) the Corporation shall compute the adjusted Conversion Rate in accordance with these Resolutions and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent or agents for the Series B Preferred Stock; and


                    (ii) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed to the holders of record of the outstanding shares of the Series B Preferred Stock.

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               (e)  The Corporation shall at all times reserve and keep
available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of Series B Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series B Preferred Stock then outstanding.


               (f) The Company will round-up any fractional shares of Common Stock that would otherwise be issued by the Corporation.


               (g) The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of the Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until this person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.


               (h) For the purpose of this Section 7, the term "Common Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation. However, shares issuable on conversion of shares of the Series B Preferred Stock shall include only shares of the class designated as Common Stock of the Corporation as the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

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          RESOLVED FURTHER, that the president or the Vice President and the
          Secretary or Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, executed and delivered all such agreements, documents, instruments and certificates in the name and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing resolutions.

     Each of the undersigned swears that the foregoing is true and accurate and that he has the authority to sign this document on behalf of the Corporation.

     IN WITNESS WHEREOF, we have executed this Certificate and duly affirm the foregoing as true under the penalties of perjury as of this ____ day of January, 1996.



______________________________                   ______________________________
Roger Li, Vice President                         John Chong, Secretary

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